Feb 28, 2023

Servicer Compliance Statement

For SEMT 2013-3 (see Schedule A)

The undersigned, a duly authorized officer of First Republic Bank (the “Servicer”), does hereby certify that:

(i)
a review of the Servicer’s activities during the reporting period from January 1, 2022 through December 31, 2022 and of its performance under the Agreement (as defined on Schedule A attached hereto) from the above referenced trust during such period has been made under such officer’s supervision, and
(ii)
to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such reporting period.

First Republic Bank

By: /s/ Gloria Wagner

_________________________________

Name: Gloria Wagner

Title: Vice President of Residential Lending

Date: Feb. 28, 2023

<for SEMT 2013-3>

SCHEDULE A

1.
Flow Mortgage Loan Sale and Servicing Agreement dated as of July 1, 2010, between Redwood Residential Acquisition Corporation and First Republic Bank, as modified by the Reconstitution Agreement dated March 1, 2013 (the “Agreement”).